                                                                     Exhibit (s)

                                POWER OF ATTORNEY
         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Burton D. Morgan and Robert F. Pincus, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place, and stead, in any and all capacities to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ Burton D. Morgan*                    Chairman   of   the   Board    (chief            November __, 2002
---------------------------              executive officer)
Burton D. Morgan


/s/ Robert F. Pincus*                    President  (principal  financial  and            November __, 2002
------------------------------------     accounting officer) and
Robert F. Pincus                         Director


/s/ William A. Dougherty*                Director                                         November __, 2002
---------------------------
William A. Dougherty


/s/ J. Martin Erbaugh*                   Director                                         November __, 2002
---------------------------
J. Martin Erbaugh


/s/ William H. Fellows*                  Director                                         November __, 2002
---------------------------
William H. Fellows


/s/ James M. Hojnacki*                   Director                                         November __, 2002
---------------------------
James M. Hojnacki


/s/ John P. Laird*                       Director                                         November __, 2002
------------------------------------
John P. Laird


/s/ Leonard W. Lindh*                    Director                                         November __, 2002
---------------------------
Leonard W. Lindh


/s/ James C. Onorato*                    Director                                         November __, 2002
---------------------------
James C. Onorato

*By /s/ Robert F. Pincus
    -----------------------
Robert F. Pincus, Attorney-in-Fact